EXHIBIT 99.1

[ATMOS ENERGY LOGO]

News Release

MEDIA CONTACT:	ANALYSTS CONTACT:
Gerald Hunter (972) 855-3116	Susan Kappes (972) 855-3729

Atmos Energy Announces $1.9 Billion Acquisition of TXU Gas

To Create Country’s Largest Pure-Play Natural Gas Utility

Immediately Accretive to 2005 Earnings; Attractive Dividend to be Maintained

Transaction Provides Larger, More Stable Growth Platform

With Addition of Highly Populated Metro Markets

Regulated Pipeline to Generate New Revenue and Earnings Stream

Dallas (June 17, 2004)—In a major expansion of its natural gas distribution business, Atmos Energy Corporation (NYSE: ATO) today announced a definitive agreement to acquire through a merger substantially all of the operations of TXU Gas Company, a wholly owned subsidiary of TXU Corp. (NYSE: TXU), in an all-cash transaction valued at $1.925 billion. The transaction, which was unanimously approved by the board of directors of Atmos Energy, creates the country’s largest pure-play natural gas distribution company with 3.1 million customers in 12 states.

“This transaction clearly fits within our stated strategy of growth through acquisitions in our core business,” said Robert W. Best, chairman, president and chief executive officer of Atmos Energy Corporation. “The opportunity to deliver stable, long-term growth by acquiring a large, regulated customer base in metropolitan areas is exciting. Our seasoned management has successfully completed nine major acquisitions during the past 18 years. With a nearly 100-year history of operations in Texas, I am confident that we will make this acquisition successful for our shareholders, customers, employees and communities.”

“TXU Gas’ operations are highly complementary to our own business model, and we expect the combination to be immediately accretive to earnings, even without any incremental revenue or operating synergies,” said J. Patrick Reddy, Atmos Energy’s senior vice president and chief financial officer. “As a result of adding the TXU Gas operations, we will increase the percentage of operating income from our regulated business segment to more than 90 percent. In addition, the TXU Gas intrastate pipeline system will bring more diversity to our revenue mix and offer attractive incremental investment opportunities.”

“We are delighted that Atmos Energy was the successful buyer of TXU Gas because it is a high-quality company that shares TXU Gas’ commitment to serving customers and building both strong local communities and shareholder value,” said Mike McCall, president of TXU Gas. “Our customers will benefit because Atmos Energy’s core focus is delivering natural gas safely and efficiently with a well-established record of customer service. Employees of the combined company will become part of a large and growing organization with a strong reputation as an excellent employer.”

Terms of the Transaction

Under the terms of the agreement, Atmos Energy will pay total cash consideration of $1.925 billion for TXU Gas. It is anticipated that permanent funding for the acquisition will consist of approximately $500 million to $600 million of equity, with the remainder of the purchase price funded with long-term debt. Merrill Lynch & Co. will provide an interim senior credit facility to effect the transaction. The company anticipates maintaining its investment-grade ratings and will continue to pay shareholders an attractive annual cash dividend, currently $1.22 per share.

The transaction, to be accounted for as an asset purchase, is expected to close in the first quarter of Atmos Energy’s 2005 fiscal year. The transaction does not require the approval of Atmos Energy shareholders but will require limited regulatory approvals and Hart-Scott-Rodino clearance. Excluding any incremental revenue enhancements or cost savings, the transaction is expected to be accretive to Atmos Energy’s earnings in fiscal year 2005 by 5 cents to 10 cents per share.

Compatible Business Combination: A Unique and Compelling Growth Opportunity

TXU Gas, which was founded as Lone Star Gas in 1909, has approximately 26,400 miles of intrastate distribution pipelines and sells approximately 140 billion cubic feet (Bcf) of natural gas to nearly 1.4 million residential and business customers in approximately 550 cities and towns, including the Dallas-Fort Worth Metroplex. TXU Gas also is one of the largest pipeline operators in Texas. Its pipeline system consists of approximately 6,800 miles of transmission pipeline within Texas, delivering approximately 400 Bcf annually. TXU Gas owns five natural gas storage reservoirs connected to the pipeline system with a working capacity of 38 Bcf.

“We are especially pleased that so many talented TXU Gas employees will be joining Atmos Energy,” Best said. “TXU Gas has built an outstanding franchise. We look forward to developing the leading natural gas distribution company in Texas and in the country and to providing enhanced career opportunities for all our employees.”

For TXU Gas customers, Best said, the transition to Atmos Energy will be seamless. The company plans to bolster TXU Gas’ full level of customer service.

Merrill Lynch & Co. acted as exclusive financial adviser to Atmos Energy and provided a fairness opinion in connection with the transaction.

Atmos Energy’s senior leadership will host a webcast and conference call to discuss the transaction on Thursday, June 17, at 10 a.m. EDT/9 a.m. CDT. The toll-free dial-in number is 1-888-889-2497. The replay number is 1-877-519-4471, and the replay access code is

4889663. The replay will be available from two hours after the conference call on June 17 until midnight on June 24. Officers participating in the conference call will be: Robert W. Best, chairman, president and chief executive officer; J. Patrick Reddy, senior vice president and chief financial officer; R. Earl Fischer, senior vice president, utility operations; JD Woodward, senior vice president, nonutility operations; Laurie M. Sherwood, vice president, corporate development, and treasurer; and Susan C. Kappes, vice president, investor relations and corporate communications.

This news release, the conference call slides and additional transaction details will be available on Atmos Energy’s Web site at www.atmosenergy.com

Atmos Energy Corporation, headquartered in Dallas, Texas, is one of the largest natural gas distributors in the United States, serving about 1.7 million utility customers. Atmos Energy’s utility operations serve more than 1,000 small and medium-size communities in 12 states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy’s nonutility operations, organized under Atmos Energy Holdings, operate in 18 states. They provide natural gas marketing and procurement services to industrial, commercial and municipal customers, manage company-owned natural gas storage and pipeline assets and construct small electric generating plants for industrial and municipal customers. For more information, visit www.atmosenergy.com.

TXU Gas Company is a wholly owned subsidiary of TXU Corp., a Dallas-based energy company, which manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. Visit www.txucorp.com for more information about TXU.

Forward-Looking Statements

The matters discussed or incorporated by reference in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the Company’s other documents or oral presentations, the words “anticipate,” “expect,” “estimate,” “plans,” “believes,” “objective,” “forecast,” “goal” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements relating to the Company’s strategy, operations, markets, services, rates, recovery of costs, availability of gas supply and other factors. A discussion of these risks and uncertainties may be found in the Company’s Form 10-K for the fiscal year ended September 30, 2003, and Form 10-Q for the period ended March 31, 2004. Although the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, the Company undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Contacts:

Steve Frankel or Jason Thompson, The Abernathy MacGregor Group, (212) 371-5999

David Dunnigan, Dunnigan Public Relations, (214) 673-4406

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